Exhibit 10.9

Smith Electric Vehicles Corp.

Nonstatutory Stock Option Agreement
Granted Under 2012 Incentive Plan

1.                                      Participant and Award Information

Participant Name:  [                                ]

Grant Date:  [                                ], 201[  ]

Number of Shares Subject to Award:  [          ] Shares

Exercise Price:  $[                          ]

Final Exercise Date:  [                                ], 201[  ]

2.                                      Grant of Option

The Company hereby grants to the Participant an option to purchase Shares of the Company’s common stock pursuant to the terms of this Agreement and the Smith Electric Vehicles Corp. 2012 Incentive Plan (the “Plan”).  The Plan is incorporated into this Agreement by reference, and any capitalized terms that are used in this Agreement that are not defined in this Agreement shall have the meaning set forth in the Plan.  Except as otherwise indicated by the context, the term “Participant” will include any person who acquires the right to exercise this Option validly under its terms.  This Option is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

3.                                      Vesting Schedule

This Option will become exercisable as to 25% of the original number of shares of Common Stock, set forth in Section 1 of this Agreement, on the first anniversary of the Grant Date, and as to an additional 25% of the original number of shares of Common Stock on each of the following three anniversaries of the Grant Date.  This Option will become fully exercisable on the fourth anniversary after the Grant Date.

4.                                      Exercise/Termination of Option

(a)                                  Form of Exercise.  Each election to exercise this Option shall be made pursuant to a written notice of exercise (“Option Exercise Notice”) substantially in the form attached hereto as Appendix B, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment, in full, in the manner provided in Section 5 of this Agreement.  The Participant may purchase fewer shares than the number of shares of Common Stock covered by this

Agreement; however, no partial exercise of this Option may be for any fractional share or for fewer than 10 whole shares.

(b)                                 Continuous Relationship with the Company Required.  A Participant who receives an award under this Agreement, must be, as of the Grant Date, an employee, officer, or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (“Eligible Participant”).  Except as otherwise provided in this Section 4, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an Eligible Participant.

(c)                                  Termination of Relationship with the Company.  If the Participant involuntarily ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate three months after the Participant ceases to be an Eligible Participant (but in no event after the Final Exercise Date), and this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date he or she ceased to be an Eligible Participant.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date violates the non-competition or confidentiality provisions of any employment contract or violates the confidentiality, nondisclosure or any other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon such violation.  If the Participant is party to an employment, consulting or other agreement that provides for termination of employment for “Good Reason” or some similar provision, and the Participant terminates employment such that the Participant is entitled to the benefits of the “Good Reason” or other similar termination, the Participant’s termination will be treated as involuntary termination under this Section 4(c).

(d)                                 Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) before the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated its relationship with the Participant for Cause (as defined in paragraph (e) below), this Option shall be exercisable, within the period of three months following the date of death or disability of the Participant (but in no event after the Final Exercise Date), by the Participant (or in the case of death, by an authorized transferee) and this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability.

(e)                                  Termination for Cause.  If, before the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause, or the Participant voluntarily terminates employment with the Company (except if termination is for “Good Reason,” as provided in Section 4(c)

above), the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment or other relationship.  If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “Cause” for termination of employment or other relationship, the term “Cause” shall have the meaning ascribed to such term in such agreement.  Otherwise, “Cause” shall mean (1) the Participant’s conviction of or plea of guilty or nolo contendere to any felony crime, (2) the Participant’s willful or gross neglect of his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), or (3) the Participant’s knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of his or her responsibilities to the Company.  The Participant shall be considered to have been discharged for Cause if the Company determines in its sole discretion, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

5.                                      Method of Payment.

(a)                                  Shares of Common Stock purchased upon exercise of the Option (“Option Shares”) may be paid for in any one or more of the following forms:

(1)                                  by cash or check made payable to the Company;

(2)                                  subject to paragraphs (b), (c) and (d) below, and if not otherwise prohibited by applicable law, by the tendering to the Company of other shares of Common Stock of the Company already owned by the Participant (“Tendered Shares”) or the attestation to the ownership of shares of Common Stock that otherwise would be Tendered Shares (“Attested Shares”) in exchange for the Company’s reducing the number of shares that it issues to the Participant by the number of shares necessary for payment in full of the Exercise Price for the Option Shares so purchased; or

(3)                                  subject to paragraphs (b), (c) and (d) below, and if not otherwise prohibited by applicable law, by any combination of the forms of consideration set forth in (1) and (2) above.

(b)                                 The Compensation Committee of the Board of Directors of the Company (the “Committee”) shall determine acceptable methods for tendering or attesting to shares of Common Stock to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of shares of Common Stock to exercise Options as it deems appropriate.  For purposes of determining the amount of the Exercise Price satisfied by the Tendered Shares or the Attested Shares, such shares shall be valued at their Fair Market Value (as defined in Section 2 of the Plan) on the date of tender or attestation, as applicable. The date of exercise shall be deemed to be the date that the notice of exercise and payment of the Exercise Price are received by the Company.

(c)                                  Prior to the delivery of any Tendered Shares, Attested Shares or cash pursuant to the Option (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to the Option (or exercise thereof). To the extent that the Company is required by applicable law to withhold funds for taxes in respect of any exercise of the Option, then the aggregate Exercise Price shall not be deemed paid and the Option shall not be deemed exercised and the Option Shares issuable upon exercise shall not be deemed issued, until the Participant has paid to the Company, in a manner provided in this Section 5, the aggregate amount of such tax withholding.

(d)                                 Shares of Common Stock tendered or attested to in exchange for Option Shares must be held by the Participant for at least 6 months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock (as defined in Section 2 of the Plan) at the time they are tendered or attested to.

6.                                      Business Combination

(a)                                  Upon the occurrence of a Business Combination (as defined in Section 2 of the Plan) other than a liquidation or dissolution of the Company, this Option may be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation.  If the Option is assumed in connection with a Business Combination, then the Option shall be appropriately adjusted, immediately after such Business Combination, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Business Combination had the Option been exercised in full immediately prior to such Business Combination, and appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate Exercise Price shall remain the same.

(b)                                 Notwithstanding the foregoing, if the successor corporation does not assume (within the meaning of Section 7 of the Plan) the Option or an equivalent option is not substituted, then the Committee shall, upon written or electronic notice to the Participant, provide that either: (i) the Option will become exercisable in full as of a specified time prior to the Business Combination and will terminate immediately prior to the consummation of such Business Combination, except to the extent exercised by the Participant prior to the consummation of the Business Combination; or (ii) the Option will terminate upon consummation of such Business Combination and the Participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Change in Control Price (as defined in

Section 7 of the Plan) multiplied by the number of outstanding shares of Common Stock subject to the Option (whether or not then exercisable), exceeds (B) the aggregate Exercise Price of the Option.

(c)                                  This agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or to otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.                                      Withholding

No shares of Common Stock will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.  The Participant is responsible for all applicable federal, state, local and other tax obligations, as provided in Section 8 of the Plan.

8.                                      Nontransferability of Option

This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

The Company has caused this Option to be executed by its duly authorized officer.

Smith Electric Vehicles Corp.

Name:

Title:

PARTICIPANT’S ACCEPTANCE

The Participant hereby accepts, and agrees to the terms and conditions of, the Option and acknowledges receipt of a copy of the Company’s 2012 Incentive Plan.

Participant

Address: